Exhibit 5.1

September 16, 2015

First Capital, Inc.

220 Federal Drive NW

P.O. Box 130

Corydon, Indiana 47112

Re — Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to First Capital, Inc., an Indiana corporation (“First Capital”), in connection with the Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the “Commission”) on September 16, 2015 (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of shares of common stock of $0.01 par value (“Common Stock”), of First Capital (the “Shares”) to be issued in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of June 4, 2015 (the “Merger Agreement”), by and between First Capital and Peoples Bancorp, Inc. of Bullitt County (“Peoples”) and pursuant to which Peoples will merge with and into First Capital.

In connection with the preparation and rendering of the opinion set forth herein, we have reviewed, examined and relied upon the accuracy of, among other things, copies, certified or otherwise identified to our satisfaction, of the following documents:

1.                       The Merger Agreement,

2.                       Registration Statement, and

3.                       Such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

Based on and subject to the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares will be, upon issuance, duly authorized and, when the Registration Statement has been declared effective by order of the Commission and if and when the Shares have been issued upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, the Shares will be validly issued, fully paid and non-assessable.

This opinion is limited to the Indiana Business Corporation Law, including all applicable Indiana statutory provisions and reported judicial decisions interpreting these laws, as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the Commission promulgated thereunder.

Sincerely,

/s/Krieg DeVault LLP

Krieg DeVault LLP